June 13, 2006

DWS Advisor Funds

345 Park Avenue

New York, New York 10145

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to DWS Advisor Funds, a Massachusetts business trust (the "Trust") on behalf of its series, DWS Lifecycle Long Range Fund (the “Fund”). You have requested that we deliver this opinion to you in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 13, 2006 (as so amended, the “Registration Statement”) with respect to the Funds’ Institutional Class and Investment Class Shares of beneficial interest (collectively, the “Shares”).

In connection with the furnishing of this opinion, we have examined the following documents:

(a)         a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b)        copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust dated July 21, 1986 and each amendment thereto filed with the Secretary of the Commonwealth (the “Declaration”);

(c)         a copy of the Trust’s Amended Establishment and Designation of Series of Shares of Beneficial Interest dated as of September 30, 2005, establishing the Fund as a series of the Trust and establishing and designating the Institutional Class and Investment Class Shares of beneficial interest of the Fund, as filed with the Secretary of the Commonwealth of Massachusetts on October 26, 2005 (the "Designation”);

(d)        a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration,

DWS Advisor Funds

Willkie Farr & Gallagher LLP

June 13, 2006

Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on December 1-2, 2005 authorizing the issuance of an unlimited number of the Shares (the “Resolutions”); and

(e)         a printer’s proof, received on June 13, 2006 of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (e) above and that, at the time of the issuance and sale of the Shares, such Shares will be sold at a sales price in each case in excess of the par value of the Shares and the Declaration, By-Laws, Designation and Resolutions will not been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration, Designation or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

DWS Advisor Funds

Willkie Farr & Gallagher LLP

June 13, 2006

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

The Shares, when issued, sold and paid for in accordance with the Trust’s Declaration, Designation and By-Laws, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP